                                  May 26, 2005

To the Addressees Listed
on Schedule I Attached Hereto

          Re:  IXIS Real Estate Capital Trust 2005-HE2,
               Mortgage Pass-Through Certificates, Series 2005-HE2

Ladies and Gentlemen:

     We have acted as tax counsel to Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor") in connection with the issuance by the IXIS Real
Estate Capital Trust 2005-HE2 (the "Trust") of its Mortgage Pass-Through
Certificates, Series 2005-HE2 (the "Certificates"), pursuant to a Pooling and
Servicing Agreement, dated as of May 1, 2005 (the "Pooling and Servicing
Agreement"), among the Depositor, Countrywide Home Loans Servicing LP, as servicer, IXIS Real Estate Capital Inc., as unaffiliated seller, Deutsche Bank
National Trust Company, as custodian and JPMorgan Chase Bank, N.A., as trustee.
Terms capitalized herein and not otherwise defined herein shall have their respective meanings as set forth in the Pooling and Servicing Agreement.

     As tax counsel, we have examined such documents and records as we deemed appropriate for purposes of rendering the opinions set forth below, including the following: (a) a Prospectus dated May 10, 2005 (the "Base Prospectus"), as supplemented by the Prospectus Supplement, dated May 23, 2005 (the "Prospectus
Supplement") and the Confidential Private Placement Memorandum, dated May 26,
2005 (the "Private Placement Memorandum"), and (b) an executed copy of the
Pooling and Servicing Agreement.

     Based upon the foregoing and upon the assumptions set forth below, we are of the opinion, under the laws of the United States in effect as of the date hereof, that:

     1. Assuming that each REMIC created under the Pooling and Servicing
Agreement elects, as it has covenanted to do in the Pooling and Servicing
Agreement, to be treated as a "real estate mortgage investment conduit"
("REMIC"), as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), and the parties to the Pooling and Servicing Agreement comply with the terms thereof, each REMIC will be treated as a REMIC.

     2. Each of the Lower Tier Regular Interests will be treated as one or more
"regular interests" in the Lower Tier REMIC, and the Class LT-R Interest will be the sole "residual interest" in the Lower Tier REMIC.

To the Addressees Listed
on Schedule I Attached Hereto
May 26, 2005

     3. Each of the Middle Tier Regular Interests will be treated as one or more
"regular interests" in the Middle Tier REMIC, and the Class MT-R Interest will be the sole "residual" interest" in the Middle Tier REMIC.

     4. Each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-MZ,
Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1,
Class B-2, Class B-3 and Class B-4 Certificates represents an interest in two separate investments: (i) the corresponding class of regular interests in the
Upper Tier REMIC, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-MZ,
Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1,
Class B-2, Class B-3 and Class B-4, respectively, and (ii) an interest in a notional principal contract, the right to receive Basis Risk Carry Forward
Amounts. The Class X represents two regular interests in the Upper Tier REMIC.
The Class UT-R Interest will be the sole "residual interest" in the Upper Tier
REMIC.

     5. The Class P Certificates represent an undivided beneficial ownership interest in a grantor trust under Subpart E of Part I of Subchapter J of the
Code, the assets of which are the Prepayment Charges.

     6. The statements under the caption "Material Federal Income Tax
Considerations" in the Prospectus Supplement, "Federal Income Tax Consequences"
in the Private Placement Memorandum" and "Material Federal Income Tax
Consequences" in the Prospectus, as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

     7. As a consequence of the qualification of each of the REMICs as a REMIC, the Upper Tier Regular Interests, the Middle Tier Regular Interests, and the
Lower Tier Regular Interests will be treated as "regular ... interest(s) in a
REMIC" under Section 7701(a)(19)(C) of the Code and "real estate assets" under
Section 856(c)(5)(B) of the Code generally in the same proportion that the assets in the related REMIC Trust consist of qualifying assets under such
Sections. In addition, as a consequence of the qualification of each of the
REMICs as a REMIC, interest on the Upper Tier Regular Interests, the Middle Tier
Regular Interests, and the Lower Tier Regular Interests will be treated as
"interest on obligations secured by mortgages on real property" under Section
856(c)(3)(B) of the Code to the extent that such Upper Tier Regular Interests, the Middle Tier Regular Interests and Lower Tier Regular Interests are treated as "real estate assets" under Section 856(c)(5)(B) of the Code.

     8. The rights to receive Basis Risk Carry Forward Amounts will not constitute (i) a "real estate asset" within the meaning of Section 856(c)(5)(B)
of the Code if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or a "permitted investment" within the meaning of Section 860G(a)(5) of the Code if held by a
REMIC; or (iii) assets described in Section 7701(a)(19)(C)(xi) of the Code if held by a thrift.

To the Addressees Listed
on Schedule I Attached Hereto
May 26, 2005

     9. Assuming that the Trust acquires the Subsequent Mortgage Loans in the manner contemplated by the Pooling and Servicing Agreement, such acquisition will not result in a "prohibited transaction" (as defined in the REMIC
Provisions) for any REMIC held by the Trust, and will not cause any REMIC held by the Trust to cease to qualify as a REMIC.

     The opinions set forth herein are based upon the existing provisions of the
Code and Treasury regulations issued or proposed thereunder, published Revenue
Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the documents relating to the transaction.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States.
This opinion is rendered as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein after the date hereof.
This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein.

                                             Very truly yours,

                                   SCHEDULE I

IXIS Real Estate Capital Inc.         Deutsche Bank National Trust Company
9 West 57th Street, 36th Floor        1761 East St. Andrew Place
New York, New York 10019              Santa Ana, CA 92705-4934

Morgan Stanley & Co. Incorporated     Moody's Investors Service, Inc.
1585 Broadway                         99 Church Street
New York, New York 10036              New York, New York 10007

Countrywide Home Loans Servicing LP   Standard & Poor's Ratings Services
450 Park Granada                      55 Water Street
Calabasas, California 91302           New York, New York 10041

Fitch, Inc.                           Countrywide Securities Corporation
One State Street Plaza                4500 Park Granada
New York, New York 10004              Calabass, California 91302

Morgan Stanley ABS Capital I Inc.     IXIS Securities, Inc.
1585 Broadway                         9 West 57th Street, 36th Floor
New York, New York 10036              New York, New York 10019

JPMorgan Chase Bank, N.A.             Banc of America Securities LLC
4 New York Plaza, 6th Floor           100 North Tryon Street
New York, New York 10004              NC1-007-11-07
                                      Charlotte, North Carolina 28255